Exhibit 10-6
FORM OF STOCK OPTION AGREEMENT

APRICUS BIOSCIENCES, INC.

AGREEMENT EVIDENCING THE GRANT OF A NON-QUALIFIED
STOCK OPTION UNDER THE APRICUS BIOSCIENCES, INC. 2006 STOCK
INCENTIVE PLAN TO ____________________

Agreement (this "Agreement") effective as of the _____ day of __________, 201_ (the "Grant Date"), between Apricus Biosciences, Inc., a Nevada corporation (the "Company"), and ________________ ("Grantee”).

1.            Grant of Option.  Pursuant to the Apricus Biosciences, Inc. 2006 Stock Incentive Plan (the "Plan"), the Company hereby grants to Grantee, as of the Grant Date, a non-qualified stock option (together, the "Option"), to purchase an aggregate of __________ shares (the "Option Shares") of Common Stock of the Company (the "Common Stock") at a price of $_____ per share subject to adjustment and the other terms and conditions set forth herein and in the Plan.

2.            Grantee Bound by Plan.  Enclosed is a copy of the Plan, which is incorporated herein by reference and made a part hereof.  The Plan shall govern all aspects of this Agreement except as otherwise specifically stated herein.  Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.  The Plan should be carefully examined before any decision is made to exercise this Option.

3.            Exercise of Option.  (a) Vesting.  Subject to the earlier termination of the Option as provided herein and in the Plan, the Option may be exercised, by written notice to the Company at any time and from time to time after the Grant Date, but except as otherwise provided below, such Option shall not be exercisable for more than the number of Option Shares which are then vested.

(b)           Early Expiration of Option.  (i) Upon the termination of the Grantee's employment with the Company (including any subsidiary thereof) for any reason, excluding cause, death or, in the case of a Grantee who is an employee or director, retirement or disability, each Option theretofore granted to him which shall not have been exercisable prior to the date of the termination of his employment or service shall terminate immediately and each other Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of 90 days after the date of such Grantee’s termination of employment or cessation of service and the date of termination specified in such Option.

(ii) In the event that the Grantee's service with the Company (including any subsidiary thereof) is terminated for cause (as defined in the Plan), the Grantee shall automatically forfeit his right to exercise any portion of the Option granted hereunder which shall automatically be cancelled effective on the date of such termination.

(iii) In the event that the Grantee voluntarily ceases his service with the Company (including any subsidiary thereof) for any reason prior to the vesting of the Option, the Grantee shall automatically forfeit his right to exercise any unvested portion of the Option granted hereunder which shall automatically be cancelled effective on the date of such termination.

(iv) In the event a Grantee’s employment or service with the Company and the subsidiaries terminates by reason of his death, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of the qualification of a representative of his estate and the date of termination specified in such Option.

(v) In the event a Grantee leaves the employ, or ceases to serve as a director, of the Company and the subsidiaries by reason of his disability (as defined in the Plan), each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such Option.

(c)           Normal Expiration of Option.   This Option shall not be exercisable after the tenth anniversary of the Grant Date.  This Option may not be exercised for a fraction of a share of Common Stock.  Unvested Options are subject to cancellation as provided in the Plan.

(d)           Change in Control.  If a Grantee’s employment, or directorship, with the Company and its subsidiaries is terminated without cause (as defined in the Plan) or the Grantee terminates his employment with, or terminates his service as a director of, the Company and its subsidiaries, for good reason (as defined in the Plan), whether voluntarily or otherwise, within one year after the effective date of a Change in Control (as defined in the Plan), each Option theretofore granted to a Grantee which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full upon the occurrence of such termination and shall, to the extent not theretofore exercised, terminate upon the date of termination specified in such Option.

4.            Conditions to Exercise.   This Option may not be exercised by Grantee unless the following conditions are met:

(a)           Securities Requirements.  Legal counsel for the Company must be satisfied at the time of exercise that the issuance of Option Shares upon exercise will be in compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable United States federal, state, local and foreign laws; and

(b)           Payment of Exercise Price.  At the time of exercise of all or any portion of the Option, the Grantee must pay the full purchase price for the Option Shares being purchased hereunder (i) in cash (or by certified check) or (ii) subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Securities Exchange Act of 1934, the Committee may implement procedures to allow a broker chosen by a Grantee to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Grantee, all or any portion of the shares of the Common Stock issuable upon such exercise, or (iii) through a combination of option (i) and (ii).  Details with respect to the methods for exercise, payment and delivery of Option Shares, including requirements for the payment of withholding taxes applicable thereto, are as set forth in the Plan.

5.            Transferability.   This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, except by will or the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Grantee hereunder).  During Grantee's lifetime the Option shall only be exercisable by Grantee.  If Grantee or anyone claiming under or through Grantee attempts to violate this Section 5, such attempted violation shall be null and void and without effect, and the Company's obligation hereunder shall terminate.  Upon a Grantee's death  or disability, Grantee's estate or any person who acquires the right to exercise this Option by bequest or inheritance or otherwise, by reason of Grantee's death or disability may exercise this Option in accordance with Section 3 above.  The applicable requirements of Section 4 above must be satisfied in full at the time of such exercise.

6.             Administration.   Any action taken or decision made by the Company, the Board or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee.  By accepting this grant or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

7.            No Rights as Stockholder.  Unless and until a certificate or certificates representing such shares of Common Sock shall have been issued to Grantee (or any person acting under Section 5 above), Grantee shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock acquirable upon exercise of the Option.

8.            Investment Representation.  Grantee hereby acknowledges that the shares of Common Stock which Grantee may acquire by exercising the Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares of Common Stock under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  Grantee also agrees that the shares of Common Stock, which Grantee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

9.            Listing and Registration of Common Stock.  The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon an exercise of this Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may reasonably in good faith consider appropriate.

10.          Notices.  Any notice hereunder to the Company shall be addressed to the Company, Apricus Biosciences, Inc., 6330 Nancy Ridge Drive Suite 103, San Diego, California 92121, Attention: Secretary, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.  Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

11.          Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

12.          Governing Law.  The validity, construction, interpretation administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of Nevada.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

Apricus Biosciences, Inc.

Mark Westgate
Vice-President & C.F.O.

GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING SERVICE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE NEXMED, INC. 2006 STOCK INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO THE CONTINUATION OF SERVICE BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

Grantee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan except as otherwise specifically stated in this Option Agreement.  Grantee has reviewed the Plan and this Option Agreement in this entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or Board upon any questions arising under the Plan.

GRANTEE

Grantee's Signature

Name of Grantee